EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated August 1, 2001, accompanying the financial statements of West Metro Financial Services, Inc. contained in the Registration Statement on Form SB-2 and prospectus. We consent to the use of the aforementioned report in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts".



                                                     /s/PORTER KEADLE MOORE, LLP




Atlanta,  Georgia
September 24, 2001



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